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                                                                       Exhibit 5
                                                                       ---------
                              November 18, 1996


Avant! Corporation
1208 East Arques Avenue
Sunnyvale, CA  94086

          Re:       Avant! Corporation (the "Company")
                    Registration Statement for
                    an aggregate of 619,162 Shares of Common Stock
                    ----------------------------------------------

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the (i) 10,960 shares of Common Stock available for issuance upon the Company's assumption of the Meta-Software, Inc. 1995 Employee Stock Purchase Plan, (ii) 373,635 shares of Common Stock available for issuance upon the Company's assumption of the Meta-Software, Inc. 1992 Stock Option/Appreciation Plan, (iii) 227,992 shares of Common Stock available for issuance upon the Company's assumption of the Meta-Software, Inc. 1995 Equity Incentive Plan and (iv) 6,575 shares of Common Stock available for issuance upon the Company's assumption of the Meta-Software, Inc. 1995 Directors' Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Employee Stock Purchase Plan, 1992 Stock Option/Appreciation Plan, 1995 Equity Incentive Plan and 1995 Directors' Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              /s/ Gunderson Dettmer Stough Villeneuve
                              Franklin & Hachigian, LLP

                              Gunderson Dettmer Stough Villeneuve
                              Franklin & Hachigian, LLP